SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 9, 2014
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices) (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 9, 2014 the Board of Directors of Farmers & Merchants Bancorp elected Gary J. Long as a Director. Mr. Long will stand for re-election at the Company’s 2015 Stockholders Meeting in May. Mr. Long was also elected a Director of Farmers & Merchants Bank of Central California, the Company’s primary subsidiary.

Mr. Long, 61, is President of Gary J. Long Jewelers in Stockton, California, and is a graduate of Sacramento State University with a degree in Business Administration. He is very active in civic and community organizations, including the American Heart Association, American Cancer Society, Rotary Club, March of Dimes, Stockton Symphony, and currently serves as the President of the Greater Stockton Chamber of Commerce.

Mr. Long was elected a Director after considering his: (1) longtime residence in Stockton, California, one of the Company’s largest geographical market territories; (2) 30 years of experience running a successful small business; (3) academic training in business administration; (4) length of time as a shareholder of Farmers & Merchants Bancorp; and (5) lifetime of service to civic and volunteer organizations in the Central Valley of California. For these reasons the Board believes that Mr. Long is well qualified to discharge his fiduciary and regulatory responsibilities and add significant value to the Company through his service.

The Company uses Rule 4200(a) (15) of the NASDAQ’s current listing standards to determine whether a Director is independent. Pursuant to those rules, Mr. Long is considered to be “independent.” At this time the Board has not determined which committees Mr. Long will become a member of.

Mr. Long was not selected pursuant to any arrangements or understandings other than with the Directors of the Company acting within their capacity as such. There are no family relationships among Mr. Long and executive officers of the Company, and Mr. Long does not serve as a Director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Long, other organizations associated with him and members of his immediate family are customers of and engage in banking transactions, including loans, with Farmers & Merchants Bank of Central California. All of these transactions are done in the ordinary course of business and on the same terms and conditions as provided to other customers of the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: July 14, 2014